Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated April 1, 2024, of our report dated April 1, 2024, relating to the consolidated financial statements of Jaguar Health, Inc. as of and for the each of the years in the two-year period ended December 31, 2023 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

/s/ RBSM LLP

RBSM, LLP

Larkspur, California

April 1, 2024

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